EXHIBIT 23.6

August 1, 2003

Board of Directors

HealthMont, Inc.

111 Long Valley Road

Brentwood, TN 37027

Board of Directors

SunLink Health Systems, Inc.

900 Circle 75 Parkway, Suite 1300

Atlanta, GA 30339

Ladies and Gentlemen:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of HealthMont, Inc. (“HealthMont”) and SunLink Health Systems, Inc. (“SunLink”), dated May 12, 2003, as an exhibit to the Registration Statement on Form S-4 of SunLink relating to the proposed merger transaction between HealthMont and SunLink and reference thereto in the related proxy statement/prospectus under the captions “U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters.” In giving this consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are “experts” for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ STOKES BARTHOLOMEW

EVANS & PETREE, P.A.